EXHIBIT 11     -    -    STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  Three Months Ended             Six Months Ended
                                                       June 30                       June 30

                                                 1997           1996           1997           1996
                                                 ----           ----           ----           ----
                                             (unaudited)    (unaudited)    (unaudited)    (unaudited)
PRIMARY EARNINGS PER SHARE:

Average shares outstanding                        8,082          8,526          8,120          8,584

Net effect of dilutive stock
options and warrants - based on
the treasury stock method using
average market price                                162            228            190            279
                                               --------       --------       --------       --------

                                                  8,244          8,754          8,310          8,863
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Net income                                     $  2,513       $  2,173       $  4,920       $  4,410
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Net income per share                           $    .30       $    .25       $    .59       $    .50
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------


FULLY-DILUTED EARNINGS PER SHARE:

Average shares outstanding                        8,082          8,526          8,120          8,584

Net effect of dilutive stock
options and warrants - based on
the treasury stock method using
closing market price                                162            228            190            279
                                               --------       --------       --------       --------

                                                  8,244          8,754          8,310          8,863
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Net income                                     $  2,513       $  2,173       $  4,920       $  4,410
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------

Net income per share                           $    .30       $    .25       $    .59       $    .50
                                               --------       --------       --------       --------
                                               --------       --------       --------       --------


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